Exhibit 99.1

July 11, 2002

FOR IMMEDIATE RELEASE
For further information contact:

Doug Gulling, Chief Financial Officer

515-222-2309

WEST BANCORPORATION, INC. INCREASES QUARTERLY DIVIDEND

West Des Moines, IA - On July 11, 2002, the Board of Directors of West Bancorporation, Inc., (WTBA) the parent company of West Bank, declared a dividend of $0.16 per common share of outstanding stock. The dividend is payable on July 29, 2002 to shareholders of record on July 22, 2002. As of July 11, 2002, there were 16,060,271 shares of common stock outstanding.

The third quarter dividend amount of $.16 per share represents an increase of 6.7% over the second quarter dividend of $.15 per share. David L. Miller, Chairman and CEO of West Bancorporation, Inc. stated: "The increase in the quarterly dividend is the result of a strong capital base and continued increases in net income."

West Bancorporation, Inc. will release its financial results for the first half and second quarter of 2002 on July 29, 2002.

West Bank serves the metropolitan Des Moines area through eight banking locations.




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